Exhibit 10.5

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made as of March 12, 2024, by and between Inpixon, a Nevada corporation (“Company”), and Nadir Ali, an individual (“Consultant”). Company and Consultant hereinafter are sometimes referred to, individually, as a “Party” and, collectively, as the “Parties.”

WHEREAS, pursuant to that certain Merger Agreement, dated as of July 24, 2023, by and among Company, Inpixon Merger Sub Inc. (“Merger Sub”) and XTI Aircraft Company (“XTI” and such agreement, the “Merger Agreement”), Merger Sub shall merge with and into XTI, whereupon the separate corporate existence of Merger Sub shall cease and XTI shall be the surviving corporation (the “Transaction”); and

WHEREAS, contingent upon and subject to the closing of the Transaction (the “Closing”), and provided this Agreement is accepted in full by Consultant, Company desires to engage Consultant, and Consultant is willing to accept such engagement, on the terms and subject to the conditions set forth herein, which will begin to apply as of the Closing (the “Effective Date”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound hereby, Consultant and Company agree as follows:

1. Services and Payment. Consultant agrees to undertake and complete the Services (as defined in Exhibit A) in accordance with the applicable statement of work, a form of which is attached as Exhibit A hereto, which will be executed by both Parties (the “Statement of Work”). Unless otherwise specifically agreed upon by Company in writing (and notwithstanding any other provision of this Agreement), all activity relating to Services will be performed by and only by Consultant. If Consultant intends to engage employees of Consultant to provide any of the Services, Consultant must first obtain the Company’s written consent to so engage such employees including approval of the specific employees to be used (“Consultant Personnel”). Consultant agrees that it will not (and will not permit others to) violate any agreement with or rights of any third party in connection with the Services or, except as expressly authorized by Company in writing hereafter, use or disclose at any time Consultant’s own or any third party’s (including without limitation Company’s) confidential information or intellectual property in connection with the Services or otherwise for or on behalf of Company.

2. Ownership; Rights; Proprietary Information; Publicity; Other Obligations.

a. Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Consultant in connection with the Services or any Proprietary Information (as defined below) (collectively, “Inventions”). Consultant will promptly disclose and provide all Inventions to Company and will keep adequate and current written records of all Inventions, which records shall be available to and shall remain the sole property of Company. Consultant hereby makes, and agrees to make in the future, all assignments necessary to accomplish the foregoing ownership. Consultant represents, warrants and covenants that Consultant has obtained or will obtain, prior to having any particular Consultant Personnel perform Services, an assignment of such Consultant Personnel’s rights in Inventions as needed to give effect to Company’s ownership as contemplated above; provided, that no assignment is made that extends beyond what is allowed under applicable law. Consultant shall assist Company (and, where applicable, shall cause Consultant Personnel to assist Company), at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights assigned. Consultant hereby irrevocably designates and appoints Company as its agent and attorney-in-fact, coupled with an interest, to act for and on Consultant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant.

b. If the provisions of Section 2(a) above are not adequate to vest sole and exclusive ownership of such rights in the Company by operation of law in any jurisdiction, Consultant agrees to and hereby does assign, grant and convey all ownership rights in the Inventions to Company effective as of/from the moment of its creation without the necessity of any other action by, or consideration from, any of the Parties. Company accepts such assignment, grant and conveyance. Consultant agrees to provide Company, at Company’s expense, all assistance required to vest or perfect Company’s exclusive ownership of the same and to cooperate with Company and do all acts requested by Company to evidence, establish, apply for, procure, register, record, maintain, enforce and defend Company’s ownership rights on a prompt basis, but in any event within such time period(s) as required to enable Company to timely preserve or assert its rights in any country or region of the world. Consultant agrees to comply with all reasonable requests from Company related to securing, protecting, enforcing and defending Company’s rights in the Inventions, including, without limitation, executing additional documents and/or instruments as reasonably requested by the Company, at the Company’s expense, beyond that specifically provided for in this Agreement. Consultant represents and warrants that he has the right to grant the foregoing rights.

c. Consultant agrees that all Inventions and all other business, technical and financial information (including, without limitation, computer programs, technical drawings, algorithms, know-how, trade secrets, formulas, processes, ideas, inventions (whether patentable or copyrightable not), improvements, schematics, customer lists and customer information, suppliers and supplier information, pricing information, product development, sales and marketing plans and strategies, personnel information, and other technical, business, financial, customer and product information), Consultant learns, develops or obtains in connection with the Services or that are received by or for Consultant in confidence, constitute “Proprietary Information.” Consultant shall hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information. However, Consultant shall not be obligated under this Section 2(c) with respect to information (i) that is or becomes readily publicly available without restriction other than as a result of disclosure by the Consultant, (ii) is or becomes available to the Consultant on a non-confidential basis from a source other than the Company or its affiliates or any of their respective representatives, or (iii) that the Consultant is legally required to disclose pursuant to a subpoena, interrogatory, civil investigative demand or similar process. Upon termination or as otherwise requested by Company, Consultant will promptly return to Company all items and copies containing or embodying Proprietary Information, except that Consultant may keep Consultant’s personal copies of Consultant’s compensation records and this Agreement. Consultant also recognizes and agrees that Consultant has no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages), and that Consultant’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.

d. If any part of the Services or Inventions is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using or violating technology or intellectual property rights owned or licensed by Consultant and not assigned hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology and intellectual property rights in support of Company’s exercise or exploitation of the Services, Inventions, other work performed hereunder, or any assigned rights (including any modifications, improvements and derivatives of any of them).

e. Consultant represents that its performance of all terms of this Agreement as a consultant of Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Consultant prior or subsequent to the commencement of Consultant’s consultant relationship with Company, and Consultant will not disclose to Company, or use, any inventions, confidential or non-public proprietary information or material belonging to any previous client, employer or any other party. Consultant will not induce Company to use any inventions, confidential or non-public proprietary information or material belonging to any previous client, employer or any other party. Prior to the disclosure of any information that would constitute material non-public information of the company within the meaning of U.S. federal securities laws (“MNPI”), Company agrees to first notify Consultant that it desires to share information that may be considered MNPI in connection with providing the Services (“Pre-Notice”), and following receipt of such Pre-Notice, Consultant will either confirm his ability to receive such information or advise the Company that he is not able to receive such information at such time and the expected date upon which he may receive such MNPI.

f. Consultant recognizes that Company has received and, in the future, will receive confidential or proprietary information from third parties subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees to treat such information as Proprietary Information in accordance with and to the same extent required by Section 2(c) hereof and not to use it except as necessary in carrying out Consultant’s work for Company.

3. Warranty and other Obligations.

a. Consultant warrants that: (i) the Services will be performed according to standards and procedures established or approved by the Parties or otherwise consistent with the highest professional standards; (ii) all work under this Agreement shall be Consultant’s original work and none of the Services or Inventions nor any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Consultant); (iii) Consultant has the full right to allow itself to provide Company with the assignments and rights provided for herein and, in addition, Consultant will have each person who may be involved in any way with, or have any access to, any Services or Proprietary Information enter into (prior to any such involvement or access) a binding agreement for Company’s benefit that contains provisions at least as protective as those contained herein; (iv) Consultant shall comply with all applicable laws and Company safety rules in the course of performing the Services; (v) Consultant shall comply with all policies and procedures of the Company of which Consultant has knowledge through the training or otherwise provided to Consultant by the Company; and (vi) if Consultant’s work requires a professional license, Consultant has obtained that license and the license is in full force and effect.

b. To the maximum extent permitted by law, Consultant shall indemnify, hold harmless and defend Company and all of its directors, officers, employees and agents from and against all claims, losses, injury, damage, withholdings and legal liability, including attorney’s fees and litigation costs, caused by the gross negligence, recklessness or willful misconduct of Consultant or Consultant’s employees, contractors and agents. Such indemnity shall extend to all claims, losses, injury, damage, and legal liability arising from or related to any infringement or violation of any patent, copyright, trade secret, license or other property or contractual right of any third party.

c. To the maximum extent permitted by law, Company shall indemnify, hold harmless and defend Consultant and all of its members, directors, officers, employees and agents from and against all claims, losses, injury, damage, withholdings and legal liability, including attorney’s fees and litigation costs (“Losses”), caused by (i) the gross negligence, recklessness or willful misconduct of Company, Company’s affiliates or their employees, contractors and agents, and (ii) the activities conducted by Consultant on behalf of Company in connection with the performance of the Services in accordance to this Agreement; except to the extent such Losses fall within the scope of indemnification obligations of Consultant under Section 3(b) above. Such indemnity shall extend to all claims, losses, injury, damage, and legal liability arising from or related to any infringement or violation of any patent, copyright, trade secret, license or other property or contractual right of any third party.

4. Term and Termination. This Agreement shall commence upon the Effective Date and shall continue in effect until (a) terminated pursuant to this Section 4 or (b) the date that is fifteen (15) months after the Effective Date, whichever is first to occur (the “Term”). The Company or the Consultant may, at each such party’s option and upon written notice provided to the other party at least 60 days prior to the end of any Term, extend the Term for up to an additional one-year period upon the other party’s written acceptance of such extension. Company may terminate this Agreement at any time without notice if Consultant breaches a material provision of this Agreement and such breach has not been cured within 30 days following written notice or email notice of such purported breach sent by the Company to Consultant, if such breach is capable of being cured. Company also may terminate this Agreement at any time, upon 30 calendar days written or email notice, but Company shall upon such termination pay Consultant all unpaid, undisputed amounts due for the Services completed prior to the notice of such termination; provided, however, if this Agreement is terminated by the Company prior to the six (6)-month anniversary of the Effective Date (the “Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Consultant or Consultant’s employees, contractors and agents, or Consultant’s willful refusal or failure to substantially perform the Services (each, “Company Good Reason”), all Service Fees (as defined in the Statement of Work) due and owing for the remainder of the Guaranteed Period shall be payable according to the same payment schedule set for in the Statement of Work. In addition, in the event the Company terminates this Agreement for any reason other than a Company Good Reason any time prior to the fifteen (15)-month anniversary of the Effective Date, all then-unpaid Equity Payments (as set forth on the Statement of Work) shall immediately vest and become due and payable as of the effective date of such termination. Consultant may terminate the Agreement (i) upon 30 calendar days written notice; (ii) anytime, in the event Company fails to pay the consideration when due and payable in accordance with the terms of this Agreement and such failure has not been cured within thirty (30) days, (iii) the gross negligence, recklessness or willful misconduct of  Company or Company’s employees, contractors and agents; or (iv) Company files for bankruptcy. Any termination by Consultant due to any of the reasons specified in subsections (ii) through (iv) shall be referred to as “Consultant Good Reason”. In the event of a termination of this Agreement by Consultant for a Consultant Good Reason, (x) all Service Fees payable for the remainder of the Term shall continue to be paid according to the same payment schedule set for in the Statement of Work and (y) all then-unpaid Equity Payments (as set forth on the Statement of Work) shall immediately vest and become due and payable as of the effective date of such termination by Consultant. Sections 2 through 12 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration of this Agreement. Company may communicate the obligations contained in this Agreement to any other (or potential) client or employer of Consultant.

5. Relationship of the Parties; Independent Contractor; No Employee Benefits. Notwithstanding any provision hereof, Consultant is an independent contractor, and neither Consultant nor any Consultant Personnel is an employee, agent, partner or joint venture of Company, and neither Consultant nor any Consultant Personnel shall bind or attempt to bind Company to any contract. Consultant shall accept any reasonable and lawful directions issued by Company pertaining to the goals to be attained and the results to be achieved by Consultant’s provision of the Services hereunder, but Consultant shall be solely responsible for the manner and hours in which the Services are performed under this Agreement. This Agreement shall not entitle Consultant nor any Consultant Personnel to participate in any of Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. This Agreement shall not entitle Consultant to any workers’ compensation, disability insurance, Social Security or unemployment compensation coverage or any other statutory benefit to Consultant or any Consultant personnel from the Company. Consultant will be solely responsible for the performance of all Consultant Personnel, for compensating such Consultant Personnel, and for complying with all laws and regulations applicable to its relationships with such Consultant Personnel. Without limiting the foregoing, Consultant shall comply at Consultant’s expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors. All fees payable to Consultant do not include any taxes and Company is not liable for any taxes that Consultant is legally obligated to pay. Consultant agrees to indemnify Company from all claims, damages, liability, settlement, attorneys’ fees and expenses, as incurred, because of the foregoing or any breach of this Section 5. If the law requires Company to withhold taxes from payments to Consultant, Company may withhold those taxes and pay them to the appropriate taxing authority. If Consultant is an entity, it will ensure its employees and agents are bound in writing to Consultant’s obligations under this Agreement.

6. Assignment. This Agreement and the services contemplated hereunder are personal to Consultant and Consultant shall not have the right or ability to assign, transfer or subcontract any obligations under this Agreement without the written consent of Company. Any attempt to do so shall be void. Company may assign its rights and obligations under this Agreement in whole or part only to the Company’s affiliated companies.

7. Notice. Unless otherwise provided herein, all notices under this Agreement shall be in writing and shall be deemed given when delivered by hand or professional courier or express delivery service to the address of the Party to be noticed as set forth below or to such other address as such Party last provided to the other by written notice.

XTI Aircraft Company

Address: 8123 Interport Blvd.

Englewood, CO 80112

Attn: Scott Pomeroy

Email: [REDACTED]

Consultant

Address: [REDACTED]

Attn: Nadir Ali

Email: [REDACTED]

8. Non-Solicitation; Conflict of Interest. As additional protection for Proprietary Information, Consultant agrees that during the period over which it is to be providing the Services: and for one year thereafter, Consultant will not directly or indirectly encourage or solicit any employee, consultant, customer, vendor, contractor or any other person or entity with which Company or any of its affiliates, has a business relationship to cease doing business with Company, or any of its affiliates, or in any way interfere with the relationship between Company, or any of its affiliates, and such persons and entities.

9. [Intentionally Omitted]

10. Publicity. Consultant shall make no public announcements or engage in any marketing or promotion concerning this Agreement, or the work performed hereunder without the advance written consent of Company.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Each of Company and Consultant waives any right it, he or she may otherwise have to a trial by jury in any action to enforce the terms of this Agreement.

12. Arbitration. Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding arbitration in the State of Colorado, County of Denver. The arbitrator shall be selected, and the arbitration hearing conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall apply Colorado law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction located within the State of Colorado, County of Denver for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. If any court or arbitrator finds that any term makes this arbitration agreement unenforceable for any reason, the court or arbitrator shall have the power to modify such term to the minimum extent necessary to make this arbitration agreement enforceable and, to the extent this arbitration agreement as a whole is deemed unenforceable for any reason, the Parties agree that the venue of any litigation or dispute between the Parties shall be exclusively in Denver, Colorado.

13. Legal Counsel. Consultant acknowledges and agrees that Consultant (a) has been afforded a reasonable opportunity to review this Agreement, to understand its terms and to discuss it with an attorney of Consultant’s choice, and (b) knowingly and voluntarily entered into this Agreement.

14. Miscellaneous. This Agreement sets forth the entire and exclusive understanding of the Parties with respect to the subject matter hereof and supersedes and merges all prior and contemporaneous agreements or understandings, whether written or oral, with respect to its subject matter. Any breach of Section 2, 3, 8 or 9 will cause irreparable harm to Company for which damages would not be an adequate remedy, and therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies. The failure of either Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both Parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys’ fees. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have entered into this Consulting Agreement as of the Effective Date.

COMPANY XTI Aerospace, Inc.		CONSULTANT

/s/ Scott Pomeroy		/s/ Nadir Ali
Signature		Signature
Name:	Scott Pomeroy	Name:	Nadir Ali
Title:	Chief Financial Officer	Title:	Member

Date:	March 12, 2024	Date:	March 12, 2024

[Signature Page to Consulting Agreement]

EXHIBIT A

Form of Statement of Work

This Statement of Work is issued under and subject to all of the terms and conditions of the Consulting Agreement dated as of March 12, , 2024, by and between Company and Consultant.

SERVICES

Company hereby engages Consultant as an advisor to management with respect to his knowledge and expertise on an as-needed basis regarding matters related to Company’s public company reporting and compliance matters and other matters related to the development of strategies in connection with public company financing, business opportunities and other strategic transactions including mergers and acquisitions transactions (the “Services”).

Consultant shall be responsible for providing the Services during the Term to the Company’s chief executive officer, who shall be Consultant’s primary point of contact, or such other persons as Company may specify during the term of this Agreement. The Services will be based, in whole or in part, upon information made available by Company to Consultant during this engagement.

FEES / EXPENSES

Fees. In exchange for the Services, Company shall pay to Consultant a cash monthly fee in the amount of $1,500,000 (the “Service Fee”), due on or before the fifteenth day of each calendar month during the Term. Payment for partial calendar months during the Term shall be prorated.

In addition, Company shall pay Consultant (a) the amount of $1,500,000 due on the date that is three (3) months following the Effective Date, and (b) the aggregate amount of $4,500,000, due and payable in twelve (12) equal monthly installment payments of $375,000 each, commencing on the date that is four (4) months following the Effective Date (the payments described in (a) and (b), each an “Equity Payment” and collectively the “Equity Payments”). Each Equity Payment may be made, in Company’s discretion, in (i) cash, (ii) fully vested shares of Company common stock (“Shares”) under the Company’s 2018 Employee Stock Incentive Plan or a successor equity incentive plan (the “Equity Plan”), or a combination of (i) and (ii). To the extent all or a portion of an Equity Payment is made in Shares, such Shares shall be valued based on the closing price per share on the date on which the Equity Payment is made. Company covenants and agrees that the issuance of any Shares to Consultant in settlement of any Equity Payment shall (a) comply with all applicable laws (including the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable requirements of any securities exchange or similar entity, and (b) shall be covered by an effective registration statement on Form S-8, or on such other form as may be appropriate. In connection with any Equity Payment delivered in Shares, Consultant shall execute a customary award agreement, containing customary covenants and representations in substantally the form attached here as Schedule 1.

In addition, subject to compliance with Section 15(b)(13) of Securities Exchange Act of 1934, as amended, and any applicable state securities laws, for Services involving Consultant finding prospective merger or acquisition targets for the Company or its affiliates, it is the intention of the parties that Consultant shall be eligible for a bonus upon the success of delivered services. Such bonus will be negotiated and subject to mutual agreement by Company and Consultant.

Expenses. Company will reimburse Consultant for non-ordinary out-of-pocket expenses reasonably incurred by Consultant in connection with the performance of the Services. All reimbursable expenses must be pre-approved in writing by Company. An itemized expense statement must be submitted, including substantiating receipts, with monthly invoice, if applicable.

TIMELINE / COMPLETION DATE

Services will commence on the Effective Date and will remain in effect during the Term unless terminated earlier in accordance with the provisions of the Consulting Agreement.

Schedule 1

INPIXON

2018 EMPLOYEE STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD GRANT NOTICE

Inpixon, a Nevada corporation, (the “Company”), pursuant to the Inpixon 2018 Employee Stock Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the number of shares of the Company’s Common Stock set forth below (the “Shares”). This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) (including without limitation the restrictions on the Shares set forth in Section 2.2 of the Restricted Stock Agreement (the “Restrictions”)) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the Restricted Stock Agreement.

Participant: ____________________

Grant Date: ____________, 20__

Total Number of Shares of Restricted Stock: ______ Shares

Vesting Commencement Date: Not applicable.

Vesting Schedule: Fully vested and non-forfeitable on the Grant Date.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. The Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice and/or the Restricted Stock Agreement. In addition, by signing below, the Participant also agrees that the Company or any affiliate of the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.2(c) of the Restricted Stock Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the shares of Restricted Stock, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the shares of Restricted Stock and remit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.2(c) of the Restricted Stock Agreement or the Plan. If the Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

INPIXON

By:

PARTICIPANT

(Signature)

(Print name)

(Address)

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (the “Agreement”) is attached, Inpixon, a Nevada corporation (the “Company”) has granted to the Participant the number of shares of Restricted Stock (the “Shares”) under the Inpixon 2018 Amended and Restated Employee Stock Incentive Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

ARTICLE I.

GENERAL

1.1 Incorporation of Terms of Plan. The Award (as defined below) is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1 Award of Restricted Stock.

(a) Award. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to the Participant an award of Restricted Stock (the “Award”) under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or the Company’s affiliates, and for other good and valuable consideration which the Committee has determined exceeds the aggregate par value of the Common Stock subject to the Award as of the Grant Date. The number of Shares subject to the Award is set forth in the Grant Notice. The Participant is an employee, director or consultant of the Company or one of the Company’s affiliates.

(b) Book Entry Form; Certificates. At the sole discretion of the Committee, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Sections 2.2(b) and (d) hereof, the Company shall remove such notations on any such vested Shares in accordance with Section 2.1(e) below; or (ii) certificated form pursuant to the terms of Sections 2.1(c), (d) and (e) below.

(c) Legend. Certificates representing Shares issued pursuant to this Agreement shall, until all Restrictions (as defined below) imposed pursuant to this Agreement lapse or have been removed and the Shares have thereby become vested or the Shares represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE INPIXON EMPLOYEE STOCK INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE OFFICES OF INPIXON, 2479 E. BAYSHORE ROAD, SUITE 195, PALO ALTO, CA 94303.”

(d) Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint may retain physical custody of any certificates representing the Shares until all of the Restrictions lapse or shall have been removed; in such event, the Participant shall not retain physical custody of any certificates representing unvested Shares issued to him or her. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Shares (or Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e) Removal of Notations; Delivery of Certificates Upon Vesting. As soon as administratively practicable after the vesting of any Shares subject to the Award pursuant to Section 2.2(b) hereof, the Company shall, as applicable, either remove the notations on any Shares subject to the Award issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of Shares subject to the Award which have vested (or, in either case, such lesser number of Shares as may be permitted pursuant to Section 2.2(c) of this Agreement). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company. The Shares so delivered shall no longer be subject to the Restrictions hereunder.

2.2 Restrictions.

(a) Forfeiture. Notwithstanding any contrary provision of this Agreement, upon the Participant’s Termination of Employment for any or no reason, any portion of the Award (and the Shares subject thereto) which has not vested prior to or in connection with such Termination of Employment (after taking into consideration any accelerated vesting and lapsing of Restrictions, if any, which may occur in connection with such Termination of Employment) shall thereupon be forfeited immediately and without any further action by the Company or the Participant, and the Participant shall have no further right or interest in or with respect to such Shares or such portion of the Award. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.2 hereof and the exposure to forfeiture set forth in this Section 2.2(a).

(b) Vesting and Lapse of Restrictions. Subject to Section 2.2(a) above, the Award shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share, except in the case of the final vesting event). In addition, if a Change of Control occurs and the Participant remains an employee, director or consultant at least until immediately prior to the Change of Control, then the Award shall vest in full and Restrictions thereon shall lapse immediately prior to the occurrence of such Change of Control.

(c) Tax Withholding. The Company or the Company’s affiliates shall be entitled to require a cash payment (or to elect, such other form of payment determined in accordance with Section 13 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant or vesting of the Award or the lapse of the Restrictions hereunder. In satisfaction of the foregoing requirement with respect to the grant or vesting of the Award or the lapse of the Restrictions hereunder, unless otherwise determined by the Company, the Company or the Company’s affiliates shall withhold Shares otherwise issuable under the Award having a fair market value equal to the sums required to be withheld by federal, state and/or local tax law. The number of Shares which shall be so withheld in order to satisfy such federal, state and/or local withholding tax liabilities shall be limited to the number of shares which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum applicable federal, state and/or local tax withholding rates. Notwithstanding any other provision of this Agreement (including without limitation Section 2.1(b) hereof), the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or to enter any such Shares in book entry form unless and until the Participant or the Participant’s legal representative, as applicable, shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of Shares hereunder.

(d) Conditions to Delivery of Shares. Subject to Section 2.1 above, the Shares deliverable under this Award may be either previously authorized but unissued Shares, treasury Shares or Shares purchased on the open market. Such Shares shall be fully paid and nonassessable. Notwithstanding the foregoing, the issuance of such Shares shall not be delayed if and to the extent that such delay would result in a violation of Section 409A of Internal Revenue Code of 1986, as amended (the “Code”). In the event that the Company delays the issuance of such Shares because it reasonably determines that the issuance of such Shares will violate Section 17 of the Plan, such issuance shall be made at the earliest date at which the Company reasonably determines that issuing such Shares will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).

2.3 Consideration to the Company. In consideration of the grant of the Award pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any affiliate of the Company.

ARTICLE III.

OTHER PROVISIONS

3.1 Section 83(b) Election. If the Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

3.2 Restricted Stock Not Transferable. Until the Restrictions hereunder lapse or expire pursuant to this Agreement and the Shares vest, the Restricted Stock (including any Shares received by holders thereof with respect to Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the restrictions on transferability set forth in Section 6.3(B) of the Plan.

3.3 Rights as Stockholder. Except as otherwise provided herein and in Sections 6.3(A), 6.3(B) and 6.3(C) of the Plan, upon the Grant Date, the Participant shall have all the rights of a stockholder of the Company with respect to the Shares, subject to the Restrictions, including, without limitation, voting rights and rights to receive any cash or stock dividends, in respect of the Shares subject to the Award and deliverable hereunder.

3.4 Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of the Company’s affiliates or shall interfere with or restrict in any way the rights of the Company and the Company’s affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an affiliate of the Company and the Participant.

3.5 Governing Law. The laws of the State of Nevada shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.6 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all applicable state and federal law (collectively, “Applicable Law”). Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board of Directors of the Company or an affiliate of the Company (if the affiliate, rather than the Company, is a party to the Agreement); provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.

3.8 Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

3.9 Successors and Assigns. The Company or any affiliate of the Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its affiliates. Subject to the restrictions on transfer set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.11 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and affiliates of the Company and the Participant with respect to the subject matter hereof.

3.12 Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company and affiliates of the Company with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

INPIXON

By:

PARTICIPANT

(Signature)

(Print name)

(Address)

EXHIBIT B

TO RESTRICTED STOCK AWARD GRANT NOTICE

CONSENT OF SPOUSE

I,                        , spouse of                            , have read and approve the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Consent of Spouse is attached and the Restricted Stock Award Agreement (the “Agreement”) attached to the Grant Notice. In consideration of issuing to my spouse the shares of the common stock of Inpixon set forth in the Grant Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Inpixon issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:

Signature of Spouse